EXHIBIT 17

                             JOINT FILING AGREEMENT

                  This will confirm the agreement by and among all the undersigned that the Schedule 13D filed on or about this date and any amendments thereto with respect to beneficial ownership by the undersigned of shares of the Class A Voting Common Stock, par value $0.01 per share, of TeleCorp PCS, Inc. is being filed on behalf of each of the undersigned. This agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated:  November 29, 2001


                               CTIHC, INC.

                               By: /s/ William T. Devanney, Jr.
                                   ------------------------------------
                                    Name: William T. Devanney, Jr.
                                    Title: Senior Vice President,
                                           Corporate Taxes


                               CIHC, INCORPORATED

                               By: /s/ William T. Devanney, Jr.
                                   ------------------------------------
                                    Name: William T. Devanney, Jr.
                                    Title: Senior Vice President,
                                           Corporate Taxes


                               CONSECO, INC.

                               By: /s/ James S. Adams
                                   ------------------------------------
                                    Name: James S. Adams
                                    Title: Senior Vice President,
                                           Chief Accounting Officer and
                                           Treasurer